Exhibit 10.1

NOTE AND SECURITY AGREEMENT

This Note and Security Agreement (“Agreement”), dated November 7, 2007, is entered by ARTFUL HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and given to ICONIX BRAND GROUP, INC., a Delaware corporation (“Lender”).

BACKGROUND

WHEREAS, Borrower entered into that certain Asset Purchase Agreement, dated as of November 7, 2007 (the “Acquisition Agreement”), by and among the party thereto as seller (“Seller”), the parties thereto as principals, Borrower and Scion LLC (“Scion”), pursuant to which Borrower acquired (the “Acquisition”) certain assets of Seller (“Acquired Assets”);

WHEREAS, Borrower has requested that Lender make available to it a senior secured term loan facility in the aggregate amount of Twelve Million Dollars ($12,000,000) the proceeds of which shall be used to finance the Acquisition and to pay related fees and expenses;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   (a)        On the Effective Date, Lender shall make available to Borrower a term loan facility in a principal amount not to exceed in the aggregate Twelve Million Dollars ($12,000,000). The term loan facility advances shall, so long as no Event of Default has occurred and is continuing, be available to Borrower as follows: (i) Tranche A, in a principal amount not to exceed Ten Million Five Hundred Thousand Dollars ($10,500,000) (“Tranche A Loan”) and (ii) Tranche B, in a principal amount not to exceed in the aggregate One Million Five Hundred Thousand Dollars ($1,500,000) (“Tranche B Loan” and along with tranche A Loan, collectively, the “Loan”).

(b)  So long as all the conditions to closing set forth in Section 5 of this Agreement have been satisfied, Lender shall advance the Tranche A Loan on the Effective Date (as defined below) and Borrower shall use the proceeds thereof to pay the purchase price for the Acquisition in accordance with the terms of the Acquisition Agreement and to pay related fees and expenses.

(c)  So long as no Event of Default has occurred and is continuing, Lender shall advance the Tranche B Loan, or portion thereof, upon Borrower’s request.

(d)  Borrower agrees to pay interest on the outstanding principal balance of the Loan from time to time at the per annum rate equal to Prime plus 5.00%; provided, that upon the occurrence and during the continuance of an Event of Default hereunder, such per annum rate shall be equal to Prime plus 7.50%. “Prime” on any day of determination shall mean the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall Street Journal as the “Prime Rate”; changes in the rate payable hereunder shall be effective on each day on which a change in the “Prime Rate” is published. Interest shall be calculated on the basis of a year of 360 days based on the actual number of days elapsed, and shall be due and payable on the first business day of each month and on the Maturity Date. In no event shall the amount of interest paid or agreed to be paid to Lender hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. All contractual rates of interest chargeable on this outstanding Loan shall continue to accrue and be paid even after default, maturity, acceleration, termination of the Loan, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

(e)  The outstanding principal amount of the Loan and accrued interest, fees, costs and expenses shall be due and payable on November 7, 2012 (the “Maturity Date”).

(f)  Borrower shall, on the last business day of each of January, April, July and October, commencing with January 30, 2008, prepay the Loan in an amount equal to fifty percent (50%) of the Excess Cash Flow for the most recently completed fiscal quarter immediately preceding such last business day. For the purpose of this Agreement, “Excess Cash Flow” means, for any fiscal quarter, the difference, if any, of (a) (i) the net income of Borrower for such fiscal quarter, determined in accordance with GAAP, plus (ii) all non-cash items of Borrower that caused a reduction in the calculation of such net income such fiscal quarter minus (b)  the aggregate amount of all optional prepayments of the Loan and all interest paid with respect to the Loan, in each case during such fiscal quarter.

2.  In order to secure all existing and future liabilities and obligations of every kind or nature at any time owing by Borrower to Lender in connection herewith, the transactions contemplated hereby, administration thereof or otherwise, whether related or unrelated, primary or secondary, matured or contingent, direct or indirect, due or to become due, and whether principal, interest (including interest which may accrue as post-petition interest in connection with any bankruptcy or similar proceeding), fees, costs or expenses (including without limitation attorneys’ fees), and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced or costs incurred by Lender, to preserve, protect and enforce its rights hereunder and/or in connection herewith (collectively, “Obligations”), Borrower hereby assigns and transfers to Lender, and hereby grants to Lender, a security interest in, all of the following property now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”) (unless otherwise defined herein, each capitalized term used in this Section 2 shall have the meanings given to them in the Uniform Commercial Code in effect from time to time in the State of New York):

(a)  all Accounts;

(b)  all Chattel Paper;

(c)  all Contracts (including, without limitation, the rights of Borrower under the Acquisition Agreement);

(d)  all Deposit Accounts;

(e)  all Documents;

(f)  all Equipment;

(g)  all General Intangibles;

(h)  all Instruments;

(i)  all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, software, databases, patents, patent licenses, trademarks, trademark licenses, trademark applications, service marks, service mark licenses, service mark applications, trade names, brand names, domain names, mask works, mask work licenses, technology and related improvements, know-how and processes, trade secrets, all registrations and applications related to any of the above, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom,

(j)  all Inventory;

(k)  all Investment Property;

(l)  all Letter-of-Credit Rights;

(m)  all Goods and other property not otherwise described above;

(n)  all books and records pertaining to the Collateral; and

(o)  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature with respect to any of the foregoing.

3.  Borrower covenants that it shall not sell, transfer, convey, lease, or otherwise dispose of any of the Collateral (other than obsolete or unused equipment or inventory disposed of by Borrower in the ordinary course of Borrower’s business) and shall ensure that the liens and security interests granted hereunder to Lender are at all times first priority perfected liens on and security interests in the Collateral, except for Permitted Liens. For the purposes hereof, “Permitted Liens” shall mean (a) unrecorded liens which have priority over the Lender’s liens on the Collateral by operation of law, (b) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings, or (c) or liens which do not have a Material Adverse Effect, as determined by Lender in its reasonable discretion. For the purpose of Section 3(c), “Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition of the Borrower, (ii) the Borrower’s ability to pay or perform the Obligations in accordance with the terms hereof or (iii) the ability of Lender to enforce the Obligations or its rights and remedies under this Agreement or the other Loan Documents.

4.  Lender is hereby authorized by Borrower to file any financing statements covering the Collateral or an amendment that adds collateral covered by a financing statement and Lender may file such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion, may determine, including financing statements containing language indicating that the acquisition by a third party of any right, title or interest in or to the Collateral without Lender’s consent, shall be a violation of Lender’s rights. Borrower shall perform all further acts that may be lawfully and reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement.

5.  This Agreement shall take effect upon satisfaction of the following conditions precedent: (the “Effective Date”).

(a)  Lender shall have received this Agreement and the other Loan Documents executed and delivered by each of the parties thereto.

(b)  The Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement, as in effect on the date thereof, in all material respects without any waiver, modification or amendment thereof that is materially adverse to Lender (as determined by Lender), unless consented to by Lender.

(c)  Scion LLC shall deliver a Guaranty Agreement dated as of the date hereof in favor of Lender, in form and substance reasonably satisfactory to Lender (“Guaranty”).

(d)  Shawn Carter shall deliver that certain Limited Guarantee and Pledge Agreement dated as of the date hereof in favor of Lender, in form and substance reasonably satisfactory to Lender (“Limited Guaranty” together with the Guaranty and this Agreement, the “Loan Documents”).

(e)  No Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to the Tranche A Loan made on the Effective Date.

6.  Each of the following events shall constitute an event of default (“Event of Default”):

(a)  Payments - if Borrower fails to make any payment of principal or interest on the date when such payment is due and payable and with respect to the failure to make any payment of interest, such failure continues for a period of ten (10) days; or

(b)  Other Charges - if Borrower fails to pay any other charges, fees, costs or expenses or other monetary obligations owing to Lender, arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise and such failure continues for a period of ten (10) days after Borrower receives written notice of such failure; or

(c)  Agreements with Others - if Borrower shall default beyond any grace period under any agreement with any creditor for borrowed money having an aggregate principal amount in excess of $100,000, and the effect of such default is to cause Borrower's obligations which are the subject thereof to become due prior to its maturity date; or

(d)  Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower which might materially and adversely affect Borrower; or

(e)  Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower or the commencement of any proceeding to avoid any transaction entered into by Borrower or the commencement of any case or proceeding for reorganization or liquidation of Borrower’s debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided, however, that Borrower shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against Borrower, it being understood that during such sixty (60) day period, Lender shall be under no obligation to extend any credit hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

(f)  Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for any of Borrower’s Property; or

Upon the occurrence of an Event of Default and at any time thereafter, Lender may declare all Obligations secured hereby immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (d), (e), or (f) shall automatically cause an acceleration of the Obligations), and Lender shall have, in addition to any remedies provided herein or by any applicable law, all of the rights and remedies of a Lender under the Uniform Commercial Code, as enacted in the applicable jurisdiction and as in effect from time to time. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the business address of Borrower shown in this Agreement at least seven (7) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Lender’s reasonable attorneys’ fees and legal expenses, incurred or expended by Lender to enforce any payment due it under this Agreement either as against Borrower, or in the prosecution or defense of any action (all of which shall be included in the Obligations). All rights and remedies granted Lender hereunder and under any agreements, instruments or documents executed and/or delivered in connection with the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

7.   (a)  Lender shall not be deemed to have waived any of Lender’s right hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(b)  The Borrower agrees to pay, indemnify or reimburse Lender, its s affiliates, and its officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee, solely in its capacity as Lender and not as a direct or indirect equity owner of Borrower or Scion LLC, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any affiliate thereof. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

(c)  Lender shall not be liable for, and Borrower hereby agrees that Lender’s liability in the event of a breach by Lender of this Agreement shall be limited to Borrower’s direct damages suffered and shall not extend to, any consequential or incidental damages. In the event Borrower brings suit against Lender in connection with the transactions contemplated hereunder, and Lender is found not to be liable, Borrower shall indemnify and hold Lender harmless from all costs and expenses, including attorneys’ fees, incurred by Lender in connection with such suit.

(d)  The liability of Borrower hereunder is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (i) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons, or in any property, (ii) the invalidity or unenforceability of any Obligations or rights in any Collateral, (iii) any delay in making demand upon other Borrower or any delay in enforcing, or any failure to enforce, any rights against other Borrower or in any Collateral even if such rights are thereby lost, (iv) any failure, neglect or omission to obtain, perfect or retain any lien upon, protect, exercise rights against, or realize on, any property of Borrower, or any other party securing the Obligations, (v) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any of Borrower.

8.  Each of the officers of Lender or its representative is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring it to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on the Collateral; (b) execute in the name of Borrower, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect (or continue to evidence the perfection of such security interest or lien); and (c) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Collateral or perfect Lender’s security interest or lien in the Collateral.

9.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.  The provisions of this Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. All covenants of Borrower hereunder or under any related agreement, instrument or document, shall be deemed continuing until all of the Obligations are paid in full.

11.  This Agreement together with any documents referenced herein constitute the entire understanding of the parties hereto regarding the subject matter hereof, and no amendment to, or modification of, this Agreement shall be binding unless in writing and signed by Borrower and Lender.

12.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

13.  All provisions herein shall inure to, become binding upon the successors, representatives, trustees, administrators, executors, heirs and assigns of the parties hereto, except that Borrower shall not assign its obligations or rights hereunder without the prior written consent of Lender.

14.  LENDER AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES BETWEEN LENDER AND BORROWER HEREUNDER.

15.  Any notice, request, demand, waiver, consent, approval or other communication which required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by nationally recognized overnight courier service, postage prepaid, or by facsimile, with written confirmation to follow, as follows:

If to Lender:	Iconix Brand Group, Inc.
1450 Broadway, 4th Floor
New York, NY 10018
Attn: Neil Cole, CEO
Telecopy: 212-391-2057
Telephone: 212-730-0030

If to Borrower:	Artful Holdings, LLC
103 Foulk Road
Wilmington, DE 19803
Attn: Andrew Tarshis, Esq.
Telecopy: 212-391-0127
Telephone: 212-730-0030
With a copy to:
Scion LLC
c/o Iconix Brand Group, Inc.
1450 Broadway
New York, NY 10018
Attn: Neil Cole, CEO
Telecopy: 212-391-2057
Telephone: 212-730-0030

and all such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

16.  Borrower will pay all reasonable expenses of Lender on demand (including, without limitation, search costs, audit fees, appraisal fees, and the reasonable fees and expenses of legal counsel for Lender) relating to this Agreement and the Loan Documents, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and any and all related agreements, instruments and documents, the enforcement, protection and defense of the rights of Lender hereunder and with respect to the Collateral, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement. Any such expenses not paid upon demand by Lender shall bear interest at the per annum rate set forth herein with respect to Loan.

17.  No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower’s duty of performance, including, without limitation, Borrower’s duties under any account or contract with any other person.

18.  Signature by pdf or facsimile shall bind the parties hereto.

[Signature Appears on Following Page]

Dated as of the date and year first set forth above.

ARTFUL HOLDINGS, LLC By: Scion LLC, its sole Member and Manager By: /s/John Meneilly John Meneilly Manager

[Signature Page to Note and Security Agreement]